Exhibit 99.1

For additional information, please contact US Airways Media Relations at 480-693-5729.
Contact:         Media Relations
                       480-693-5729
US AIRWAYS RAISES OFFER FOR DELTA AIR LINES
OFFER VALUED AT $12.7 TO 15.4 BILLION AND SET TO EXPIRE ON FEBRUARY 1, 2007 ABSENT
CREDITOR SUPPORT
TEMPE, Ariz., Jan. 10, 2007 — US Airways Group, Inc. (NYSE: LCC) today announced that it has increased its offer to merge with Delta Air Lines, Inc. (OTC: DALRQ). Under the revised proposal:
•	Delta’s unsecured creditors would receive $5.0 billion in cash and 89.5 million shares of US Airways stock.

•	When applying the same valuation methodology and assumptions as described in Delta’s Disclosure Statement, US Airways’ advisor Citigroup estimates this new proposal will provide between $12.7 and 15.4 billion in value to Delta’s unsecured creditors, which represents a significant premium over the $9.4 to 12.0 billion valuation that Delta places on its stand-alone plan.

•	Based on the closing price of US Airways stock as of Tuesday, Jan. 9, 2007, the new proposal has a current market value of approximately $10.2 billion.
The merger is expected to be accretive to US Airways’ earnings per share in the first full year after completion of the merger.
The increased offer is set to expire on Feb. 1, 2007 unless there is affirmative creditor support for commencement of due diligence, making the required filings under Hart-Scott-Rodino, as well as the postponement of Delta’s hearing on its Disclosure Statement scheduled for Feb. 7, 2007.
US Airways has committed financing from Citigroup and Morgan Stanley for the proposed transaction for $8.2 billion, representing $5.0 billion to fund the cash portion of the offer and $3.2 billion in refinancing existing obligations at both US Airways and Delta.
US Airways Chairman and Chief Executive Officer Doug Parker stated, “While our original proposal offered substantially more value to Delta’s unsecured creditors than the Delta stand-alone plan, we are making this revised offer to eliminate any doubt that a merger with US Airways offers Delta’s unsecured creditors significantly more value. Without the support of the creditors, our offer is set to expire on Feb. 1. It is time for this process to move forward. We continue to believe that this is the right time to create a better airline that provides more choice to consumers, increased job security for both airlines’ employees and generates more value for all of our stakeholders.”
Consumers across the nation will benefit from greater choice and lower fares from the “New” Delta. Since the combination of America West and US Airways in 2005, US Airways has lowered leisure and business fares by up to 83 percent in about 1,000 markets. Every domestic destination served today by either US Airways or Delta will continue to be served by the New Delta, which will provide consumers across the nation access to a larger network that connects them to more people and places.

Employees also will benefit from working for a larger and more competitive airline. As US Airways has already announced, frontline employees of the New Delta will move to the higher cost structure of the combined airlines, and there will be no furloughs of frontline employees of either Delta or US Airways. The combination of US Airways and America West, which was accomplished without any involuntary mainline furloughs despite capacity reductions of 15 percent, demonstrates that a merger can be in the best interests of employees, not just shareholders.
“This is a transaction that makes sense for US Airways stockholders, Delta creditors, the employees and customers of both companies, and the communities that we serve,” said Parker.
The revised US Airways proposal retains the same conditions as the original offer and is conditioned on satisfactory completion of a due diligence investigation, which the Company believes can be completed expeditiously, approval by Delta’s Bankruptcy Court of a mutually agreeable plan of reorganization that would be predicated upon the merger, regulatory approvals, and the approval of the shareholders of US Airways.
Citigroup Corporate and Investment Banking is acting as financial advisor to US Airways, and Skadden, Arps, Slate, Meagher & Flom LLP is acting as primary legal counsel, with Fried, Frank, Harris, Shriver & Jacobson LLP as lead antitrust counsel to US Airways.
US Airways executives will be discussing the proposal with analysts and investors on a conference call at 9:00 a.m. ET / 7:00 a.m. MT today, Jan. 10, 2007. To access the conference call, please dial (866) 290-0880 (U.S. dial-in) or (913) 312-1229 (international dial-in) beginning at 8:45 a.m. ET / 6:45 a.m. MT and ask to be connected to the US Airways conference call (conference ID# 4318844). A replay of the call will be available until Jan. 12, 2007 by dialing 888-203-1112 (U.S. dial-in) or 719-457-0820 (international dial-in) (replay passcode # 4318844). Accompanying slides will be available on US Airways’ website, www.usairways.com. The Company will also webcast the call to all interested parties through its website at www.usairways.com. Click “About US>>Investor Relations>>Webcasts/Presentations/Updates.”
US Airways is the fifth largest domestic airline employing nearly 35,000 aviation professionals worldwide. US Airways, US Airways Shuttle and US Airways Express operate approximately 3,800 flights per day and serve more than 230 communities in the U.S., Canada, Europe, the Caribbean and Latin America. The new US Airways — the product of a merger between America West and US Airways in September 2005 — is a member of the Star Alliance, which provides connections for our customers to 841 destinations in 157 countries worldwide. This press release and additional information on US Airways can be found at www.usairways.com and www.buildingabetterairline.com.
FORWARD-LOOKING STATEMENTS
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “indicate,” “anticipate,” “believe,” “forecast,” “estimate,” “plan,” “guidance,” “outlook,” “could,” “should,” “continue” and similar terms used in connection with statements regarding the outlook of US Airways Group, Inc. (the “Company”). Such statements include, but are not limited to, statements about expected fuel costs, the revenue and pricing environment, the Company’s expected financial performance and operations, future financing plans and needs, overall economic conditions and the benefits of the business combination transaction involving America West Holdings Corporation (“America West”) and the Company or potential business combination transaction involving Delta Air Lines, Inc. (“Delta”) and the Company, including future financial and operating results and the combined companies’ plans, objectives, expectations and intentions. Other forward-looking statements that do not relate solely to historical facts include, without limitation, statements that discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from the Company’s expectations. Such risks and uncertainties include, but are not limited to, the following: the impact of high fuel costs; significant disruptions in the supply of aircraft fuel and further significant increases to fuel prices; the Company’s high level of fixed obligations and its ability to obtain and maintain financing for operations and other purposes;

the Company’s ability to achieve the synergies anticipated as a result of the merger with America West and the potential business combination transaction involving Delta and to achieve those synergies in a timely manner; the Company’s ability to integrate the management, operations and labor groups of the Company and America West and the Company and Delta; labor costs and relations with unionized employees generally and the impact and outcome of labor negotiations; the impact of global instability, including the current instability in the Middle East, the continuing impact of the military presence in Iraq and Afghanistan and the terrorist attacks of September 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events that affect travel behavior; reliance on automated systems and the potential impact of any failure or disruption of these systems; the potential impact of future significant operating losses; changes in prevailing interest rates; the Company’s ability to obtain and maintain commercially reasonable terms with vendors and service providers and its reliance on those vendors and service providers; security-related and insurance costs; changes in government legislation and regulation; the Company’s ability to use pre-merger NOLs and certain other tax attributes; competitive practices in the industry, including significant fare restructuring activities, capacity reductions and in court or out of court restructuring by major airlines; continued existence of prepetition liabilities; interruptions or disruptions in service at one or more of the Company’s hub airports; weather conditions; the Company’s ability to obtain and maintain any necessary financing for operations and other purposes; the Company’s ability to maintain adequate liquidity; the Company’s ability to maintain contracts that are critical to its operations; the Company’s ability to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the Company’s ability to attract and retain customers; the cyclical nature of the airline industry; the Company’s ability to attract and retain qualified personnel; economic conditions; and other risks and uncertainties listed from time to time in the Company’s reports to the Securities and Exchange Commission. Pro forma financial information, forecasts, and valuation information included in the forward-looking statements herein were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants, the Securities Exchange Commission or any similar body or guidelines regarding pro forma financial information and forecasts, nor has any such information been audited, examined or otherwise reviewed by the independent auditors of the Company. You should not place undue reliance on these forward-looking statements. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to the Company. The Company assumes no obligation to publicly update or revise any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006, which is available at www.usairways.com.
ADDITIONAL INFORMATION
Subject to future developments, US Airways Group may file with the United States Securities and Exchange Commission a registration statement to register the US Airways Group shares which would be issued in the proposed transaction and/or a proxy statement with respect to the proposed transaction. Investors and security holders are urged to read the registration statement and/or proxy statement (when and if available) and any other relevant documents filed with the Commission, as well as any amendments or supplements to those documents, because they will contain important information. Investors and security holders may obtain a free copy of the registration statement and/or proxy statement (when and if available) and other relevant documents at the Commission’s Internet web site at www.sec.gov. The registration statement and/or proxy statement (when and if available) and such other documents may also be obtained free of charge from US Airways Group by directing such request to: US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281, Attention: Chief Legal Officer.
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